EXHIBIT 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
Golden Valley, MN 55416
763 545 1730 Tel
763 656 5204 Fax

News Release
Pentair Reports Earnings Per Share of $1.81 for Fiscal Year 2006 on 7% Sales Gain
GOLDEN VALLEY, Minn. — February 6, 2007 — Pentair, Inc. (NYSE: PNR) announced today results for the fourth quarter and year ended December 31, 2006. Fiscal year 2006 earnings per share (EPS) from continuing operations were $1.81 compared with $1.80 for fiscal year 2005. Sales for 2006 reached $3.15 billion compared to sales of $2.95 billion for 2005, an increase of 7 percent. Free cash flow for the year of $181 million was slightly better than anticipated, with free cash flow conversion as a percentage of net income in line with the Company’s goal of 100 percent.
For the fourth quarter, EPS from continuing operations was $0.39, an increase of 3 percent, on sales of $743.0 million as compared to $732.1 million in the same period in 2005. Fourth quarter sales reflect growth in the North American commercial and industrial markets; growth in the European and Asian markets; and, as anticipated, declines in pool sales linked to slowing pool starts and an inventory drawdown by distribution customers.
According to Pentair Chairman and Chief Executive Officer, Randall J. Hogan, “Overall, our fourth quarter results were in line with our expectations. Earnings per share were higher than anticipated, driven by tax benefits and operating improvements in Filtration and Technical Products. Sales grew despite softness in some markets, reflecting the value of the diversity in Pentair’s end markets.
“Last year was challenging and our 2006 performance produced mixed results. We faced economic headwinds yet strengthened our organization, invested in growth, and enhanced our product lines to respond to the accelerating technological needs of our customers. Looking ahead, we are focused on improving Water margins and maintaining Technical Products solid margins through continued implementation of Pentair’s Integrated Management System in all of our businesses, and by re-establishing solid growth,” Hogan said.
Water Group Fourth Quarter 2006 Comments
•	The Water Group’s fourth quarter sales of $500.8 million were down 3 percent over the same period last year. Excluding the impact of favorable foreign exchange, sales declined approximately 4 percent. Excluding the pool and spa businesses, Water sales grew nearly 4 percent in the quarter.

•	Growth in emerging markets in Asia-Pacific, successful market penetration in Europe and the Middle East, and strength in the North American commercial and industrial markets were offset by a significant decline in the pool and spa businesses and softness in retail and residential pumps.
•	Emerging markets in Asia-Pacific drove significant sales growth reflecting the Company’s successful sales into desalination projects with the Codeline product. Continued commercial market penetration in China also contributed to the region’s impressive growth.
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•	Market growth in Europe and penetration into the Middle East drove strong sales with filtration and pump contributing growth in the mid-teens.

•	Sales in North American Filtration markets grew in the low single digits. Commercial filtration and Everpure residential filtration grew though slowing residential and marine markets did offset some of this growth.

•	Sales in North American Pump markets were essentially flat for the quarter with strong sales in commercial and industrial pump markets offset by slowing residential and retail sales. Municipal market orders and backlog reached record levels in the quarter though sales were down due to timing of shipments.

•	As expected, sales in North American pool and spa markets experienced a decline of almost 20 percent in the quarter. Decreases reflect the inventory drawdown by pool distribution customers as they positioned themselves for a softer overall market. Fourth quarter 2006 early buy orders were better than projected; however, the additional early buy orders are scheduled to be shipped in the first quarter of 2007 and could take the place of higher margin standard orders.
•	Water’s fourth quarter operating income totaled $36.5 million, down 34 percent as compared to $55.5 million in the same period in 2005.

•	Water’s fourth quarter operating margin was 7.3 percent, down 340 basis points as compared to the same period last year.
•	The most significant factor in the year-over-year operating margin comparison was lower volume, resulting in a 160 basis point operating margin decline. Other factors affecting operating margin included a mix shift to lower margin products, which resulted in an 80 basis point decline, and an excess inventory reserve established for pump motors the Company no longer expects to need, which resulted in an additional 80 basis point decline.

•	The impact of these negative factors was moderated by price increases implemented to offset inflationary cost increases; significant savings from supply management initiatives; and lower growth-related investment spending.
Technical Products Group Fourth Quarter Comments
•	For the quarter, sales of $242.2 million reflect a 13 percent gain compared to the same period last year. Excluding the impact of acquisitions and favorable foreign exchange, sales grew approximately 1 percent.
•	Growth in Asian markets was about 30%, reflecting new customer wins as well as the transition of OEM programs from North America. Even excluding the effect of favorable foreign exchange, growth was strong.

•	In European markets, sales grew in the low teens with solid growth in general electronics markets, particularly the test and measurement and defense markets. Excluding the effect of favorable foreign exchange, growth was in the mid single digits.

•	Excluding acquisitions, North American sales were down slightly. Continued strong growth in industrial and commercial markets was more than offset by severe declines in sales due to telecommunication market weakness and data-communication projects, which transitioned to Pentair’s Asia operations or ended.
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•	Technical Products operating income of $34.5 million was 15 percent higher than the same period last year. This performance resulted from supply management savings, productivity improvements, acquisitive growth, and pricing that together more than offset raw material inflation and the impact of lower telecommunication sales.

•	Technical Products operating margin was 14.2 percent for the quarter, up 20 basis points over the year-earlier period. These results reflect the 17th consecutive quarter of year-over-year operating margin improvement for Technical Products.

•	The Thermal Management businesses acquired in December 2005 exceeded sales, operating income and margin expectations in 2006.
Future Outlook and Comment
The Company sees continued opportunities among its diverse end markets in 2007 and coming years, and affirms projected EPS guidance for the full year 2007 of between $2.00 and $2.15. The Company is also initiating EPS guidance for the first quarter 2007 of between $0.37 and $0.41, including a $0.02 to $0.03 negative impact in the quarter for the Jung Pumpen acquisition (announced December 11, 2006). The Jung Pumpen acquisition is expected to be EPS neutral for the full year 2007.
Earnings Conference Call
As previously announced, Pentair will discuss the Company’s results, strategy and outlook on a conference call with investors at 12:00 p.m. Eastern today. The Company will host a live webcast of this call from the Financial Information page of the Company’s website (http://www.pentair.com), and the webcast will be archived at the same site.
About Pentair, Inc.
Pentair (www.pentair.com) is a diversified operating company headquartered in Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that house and protect sensitive electronics and electrical components. With 2006 revenues of $3.15 billion, Pentair employs approximately 15,000 people worldwide.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as continued economic growth, including the strength of housing and related markets; the ability to successfully limit any judgment arising out of the Horizon litigation; foreign currency effects; retail and industrial demand; product introductions; and pricing and other competitive pressures. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
Pentair Contact:
Rachael Jarosh, Communications and Investor Relations
Telephone: (763) 656-5280
E-mail: rachael.jarosh@pentair.com
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Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Year ended
	December 31	December 31	December 31	December 31
In thousands, except per-share data	2006	2005	2006	2005

Net sales	$743,038	$732,113	$3,154,469	$2,946,579
Cost of goods sold	534,472	524,304	2,248,219	2,098,558

Gross profit	208,566	207,809	906,250	848,021
% of net sales	28.1%	28.4%	28.7%	28.8%
Selling, general and administrative	134,366	128,002	541,209	478,907
% of net sales	18.1%	17.5%	17.2%	16.2%
Research and development	14,038	12,935	58,055	46,042
% of net sales	1.9%	1.8%	1.8%	1.6%

Operating income	60,162	66,872	306,986	323,072
% of net sales	8.1%	9.1%	9.7%	11.0%
Gain on sale of assets, net	197	236	364	5,435
Net interest expense	13,020	11,263	51,881	44,989
% of net sales	1.7%	1.5%	1.6%	1.5%

Income from continuing operations before income taxes	47,339	55,845	255,469	283,518
% of net sales	6.4%	7.6%	8.1%	9.6%
Provision for income taxes	8,717	16,889	71,702	98,469
Effective tax rate	18.4%	30.2%	28.1%	34.7%

Income from continuing operations	38,622	38,956	183,767	185,049
Gain (loss) on disposal of discontinued operations, net of tax	15	—	(36)	—

Net income	$38,637	$38,956	$183,731	$185,049

Earnings per common share
Basic
Continuing operations	$0.39	$0.39	$1.84	$1.84
Discontinued operations	—	—	—	—

Basic earnings per common share	$0.39	$0.39	$1.84	$1.84

Diluted
Continuing operations	$0.39	$0.38	$1.81	$1.80
Discontinued operations	—	—	—	—

Diluted earnings per common share	$0.39	$0.38	$1.81	$1.80

Weighted average common shares outstanding
Basic	98,747	100,605	99,784	100,665
Diluted	100,233	102,314	101,371	102,618

Cash dividends declared per common share	$0.14	$0.13	$0.56	$0.52

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31	December 31
In thousands	2006	2005

Assets
Current assets
Cash and cash equivalents	$54,820	$48,500
Accounts and notes receivable, net	422,134	423,847
Inventories	398,857	349,312
Deferred tax assets	50,578	48,971
Prepaid expenses and other current assets	31,239	24,394

Total current assets	957,628	895,024

Property, plant and equipment, net	330,372	311,839

Other assets
Goodwill	1,718,771	1,718,207
Intangibles, net	287,011	266,533
Other	71,197	62,152

Total other assets	2,076,979	2,046,892

Total assets	$3,364,979	$3,253,755

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$14,563	$—
Current maturities of long-term debt	7,625	4,137
Accounts payable	206,286	207,320
Employee compensation and benefits	88,882	95,552
Current pension and post-retirement benefits	7,918	—
Accrued product claims and warranties	44,093	43,551
Current liabilities of discontinued operations	—	192
Income taxes	22,493	17,518
Accrued rebates and sales incentives	39,419	45,374
Other current liabilities	90,003	111,026

Total current liabilities	521,282	524,670

Other liabilities
Long-term debt	721,873	748,477
Pension and other retirement compensation	207,676	152,780
Post-retirement medical and other benefits	47,842	73,949
Deferred tax liabilities	109,781	125,785
Other non-current liabilities	86,526	70,455
Non-current liabilities of discontinued operations	—	2,029

Total liabilities	1,694,980	1,698,145

Shareholders’ equity	1,669,999	1,555,610

Total liabilities and shareholders’ equity	$3,364,979	$3,253,755

Days sales in accounts receivable (13 month moving average)	54	54
Days inventory on hand (13 month moving average)	76	70
Days in accounts payable (13 month moving average)	56	56
Debt/total capital	30.8%	32.6%

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year ended
	December 31	December 31
In thousands	2006	2005

Operating activities
Net income	$183,731	$185,049
Adjustments to reconcile net income to net cash provided by operating activities
Loss on disposal of discontinued operations	36	—
Depreciation	56,899	56,565
Amortization	18,197	15,995
Deferred income taxes	(11,085)	5,898
Stock compensation	25,377	24,186
Excess tax benefits from stock-based compensation	(3,043)	(8,676)
Gain on sale of assets, net	(364)	(5,435)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	15,873	(20,946)
Inventories	(39,354)	(19,201)
Prepaid expenses and other current assets	(5,052)	(120)
Accounts payable	(18,935)	6,629
Employee compensation and benefits	(13,229)	(21,394)
Accrued product claims and warranties	456	(1,099)
Income taxes	9,556	10,357
Other current liabilities	(13,784)	4,609
Pension and post-retirement benefits	19,398	16,512
Other assets and liabilities	6,886	(439)

Net cash provided by continuing operations	231,563	248,490
Net cash provided by (used for) operating activities of discontinued operations	48	(632)

Net cash provided by operating activities	231,611	247,858

Investing activities
Capital expenditures	(51,078)	(62,471)
Proceeds from sale of property and equipment	684	17,111
Acquisitions, net of cash acquired	(29,286)	(150,534)
Divestitures	(24,007)	(10,155)
Proceeds from sale of investment	1,153	23,835
Other	(7,523)	(2,071)

Net cash used for investing activities	(110,057)	(184,285)

Financing activities
Net short-term borrowings	13,831	—
Proceeds from long-term debt	608,975	413,279
Repayment of long-term debt	(631,755)	(395,978)
Excess tax benefits from stock-based compensation	3,043	8,676
Proceeds from exercise of stock options	4,066	8,380
Repurchases of common stock	(59,359)	(25,000)
Dividends paid	(56,583)	(53,134)

Net cash used for financing activities	(117,782)	(43,777)

Effect of exchange rate changes on cash	2,548	(2,791)

Change in cash and cash equivalents	6,320	17,005
Cash and cash equivalents, beginning of period	48,500	31,495

Cash and cash equivalents, end of period	$54,820	$48,500

Free cash flow
Net cash provided by operating activities	$231,611	$247,858
Less capital expenditures	(51,078)	(62,471)
Proceeds from sale of property and equipment	684	17,111

Free cash flow	$181,217	$202,498

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment for 2006 (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2006	2006	2006	2006	2006

Net sales to external customers
Water	$517,169	$605,516	$531,703	$500,837	$2,155,225
Technical Products	254,220	256,506	246,317	242,201	999,244

Consolidated	$771,389	$862,022	$778,020	$743,038	$3,154,469

Intersegment sales
Water	$50	$55	$140	$214	$459
Technical Products	889	1,312	1,133	623	3,957
Other	(939)	(1,367)	(1,273)	(837)	(4,416)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$55,587	$84,191	$36,226	$36,494	$212,498
Technical Products	37,704	39,678	37,050	34,473	148,905
Other	(14,735)	(15,894)	(12,983)	(10,805)	(54,417)

Consolidated	$78,556	$107,975	$60,293	$60,162	$306,986

Operating income as a percent of net sales
Water	10.7%	13.9%	6.8%	7.3%	9.9%
Technical Products	14.8%	15.5%	15.0%	14.2%	14.9%
Consolidated	10.2%	12.5%	7.7%	8.1%	9.7%
Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment for 2005 (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2005	2005	2005	2005	2005

Net sales to external customers
Water	$512,088	$585,657	$515,945	$517,815	$2,131,505
Technical Products	197,547	202,866	200,363	214,298	815,074

Consolidated	$709,635	$788,523	$716,308	$732,113	$2,946,579

Intersegment sales
Water	$22	$187	$280	$(341)	$148
Technical Products	402	630	407	770	2,209
Other	(424)	(817)	(687)	(429)	(2,357)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$60,489	$92,167	$58,964	$55,520	$267,140
Technical Products	25,172	26,325	27,778	29,954	109,229
Other	(13,575)	(11,258)	(9,862)	(18,602)	(53,297)

Consolidated	$72,086	$107,234	$76,880	$66,872	$323,072

Operating income as a percent of net sales
Water	11.8%	15.7%	11.4%	10.7%	12.5%
Technical Products	12.7%	13.0%	13.9%	14.0%	13.4%
Consolidated	10.2%	13.6%	10.7%	9.1%	11.0%